Exhibit 99.1
CYCLACEL ANNOUNCES PRIVATE PLACEMENT FINANCING FOR UP TO $22.1 MILLION
- Proceeds to advance “SEAMLESS” pivotal Phase 3 trial of oral sapacitabine -
BERKELEY HEIGHTS, NJ — October 5, 2010 — Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP), a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious diseases, announced today that it has agreed to sell approximately $15.2 million of units to several institutional investors including the Special Situations Funds. The investors will have the right to acquire up to an additional $6.9 million of units at any time up to nine months after closing. The units consist of one share of common stock and 0.5 of a warrant, with each whole warrant representing the right to purchase one share of common stock at an exercise price of $1.92 per share for a period of five years.
Upon closing, the Company expects to receive net proceeds of approximately $14.1 million after the deduction of expected offering expenses. Cyclacel anticipates using a portion of the net proceeds from the financing to fund “SEAMLESS”, its planned pivotal Phase 3 trial, under a Special Protocol Assessment agreement with the U.S. Food and Drug Administration, for the Company’s sapacitabine oral capsules as a front-line treatment in elderly patients aged 70 years or older with newly diagnosed acute myeloid leukemia (AML) who are not candidates for intensive induction chemotherapy.
The investors have agreed to purchase a total of 8,323,190 units at a price of $1.82625 per unit. The investors will have the right to acquire up to 4,161,595 additional units at a price of $1.67 per unit at any time up to nine months after closing. The sale of the units is expected to close on or about October 7, 2010, subject to the satisfaction of customary closing conditions. Lazard Capital Markets LLC served as the lead placement agent and Roth Capital Partners, LLC served as the co-placement agent for the offering.
The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the exercise of the warrants issued in the private placement. Any offering of the Company’s securities under the resale registration statement referred to above will be made only by means of a prospectus.
This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About sapacitabine oral capsules
Sapacitabine (CYC682), an orally-available nucleoside analogue, will be entering Phase 3 development for the treatment of Acute Myeloid Leukemia in the elderly under a Special Protocol Assessment agreement with the U.S. Food and Drug Administration, and is in Phase 2 studies for myelodysplastic syndromes and lung cancer. Sapacitabine acts through a dual mechanism, interfering with DNA synthesis by causing single-strand DNA breaks and inducing arrest of cell cycle progression mainly at G2-Phase. Both sapacitabine and CNDAC, its major metabolite, have demonstrated potent anti-tumor activity in preclinical studies. Over 200 patients have received sapacitabine in Phase 2 studies in AML, MDS, cutaneous T cell lymphoma (CTCL) and non-small cell lung cancer (NSCLC). Sapacitabine has been administered to approximately 170 patients in five Phase 1 studies with both hematologic malignancies and solid tumors. In December 2009 at the 51st Annual Meeting of the American Society of Hematology (ASH), Cyclacel reported data from a randomized Phase 2 study including promising 1-year survival in elderly patients with AML aged 70 years or older. Sapacitabine is part of Cyclacel’s pipeline of small molecule drugs designed to target and stop uncontrolled cell division.
About Acute Myeloid Leukemia (AML)
AML is a cancer of the blood cells that progresses rapidly and if not treated, could be fatal in a few months. AML is generally a disease of older people and is uncommon before the age of 40. The average age of a patient with AML is about 67 years. There are more than 12,300 new cases of AML, of which about half are elderly, and nearly 9,000 deaths caused by this cancer each year in the United States. A recently published review of The University of Texas M. D. Anderson Cancer Center’s historical experience with front-line intensive induction chemotherapy for elderly AML patients aged 70 years or older demonstrated that while 45% of patients achieved a complete remission, median overall survival was only 4.6 months and 36% of patients died within the first 8 weeks of treatment, underscoring the unmet need in this patient setting. †
About Special Protocol Assessment (SPA)
A SPA is a binding written agreement with the FDA that the sponsor’s proposed trial protocol design, clinical endpoints and statistical analyses are acceptable to support regulatory approval. Final marketing approval depends on efficacy results, adverse event profile and an evaluation of the benefit/risk of a treatment as demonstrated in the trial. For further information regarding the SPA process, please visit the FDA website, www.fda.gov.
About Cyclacel Pharmaceuticals, Inc.
Cyclacel is a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious disorders. Three product candidates are in clinical development. Sapacitabine (CYC682), a cell cycle modulating nucleoside analog, will be entering Phase 3 development for the treatment of Acute Myeloid Leukemia in the elderly under a Special Protocol Assessment agreement with the U.S. Food and Drug Administration, and is in Phase 2 studies for myelodysplastic syndromes and lung cancer. Seliciclib (CYC202 or R-roscovitine), a CDK (cyclin dependent kinase) inhibitor, is in Phase 2 studies for the treatment of lung cancer and nasopharyngeal cancer and in a Phase 1 trial in combination with sapacitabine. CYC116, an Aurora kinase and VEGFR2 inhibitor, is in a Phase 1 trial in patients with solid tumors. Cyclacel’s ALIGN Pharmaceuticals subsidiary markets directly in the U.S. Xclair® Cream for radiation dermatitis, Numoisyn® Liquid and Numoisyn® Lozenges for xerostomia. Cyclacel’s strategy is to build a diversified biopharmaceutical business focused in hematology and oncology based on a portfolio of commercial products and a development pipeline of novel drug candidates. Please visit www.cyclacel.com for additional information.

Forward-looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety, and intended utilization of Cyclacel’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that Cyclacel will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and current filings that have been filed with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact for Cyclacel Pharmaceuticals, Inc.
Investors/Media:
Corey Sohmer, (908) 517-7330
csohmer@cyclacel.com
† Blood First Edition Paper, prepublished online July 28, 2010; DOI 10.1182/blood-2010-03-276485
(http://bloodjournal.hematologylibrary.org/cgi/content/abstract/blood-2010-03-276485v1).
© Copyright 2010 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc. Numoisyn® and Xclair® are trademarks of Sinclair Pharma plc.

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